Exhibit 21

SUBSIDIARIES OF METHODE ELECTRONICS, INC.

Subsidiary (1)	Jurisdiction of Incorporation
Advanced Molding and Decoration S.A. de C.V.	Mexico
Alsentis LLC	Michigan
BMAC Limited	United Kingdom
Dabir Surfaces, Inc.	Delaware
Grakon Parent, Inc.	Delaware
Grakon Intermediate Holdings, LLC	Delaware
Grakon, LLC	Delaware
Grakon Holdings, LLC	Delaware
Grakon Europe B.V.	Netherlands
Grakon International (Hong Kong), Ltd.	Hong Kong
Grakon Hamsar Holdings, Ltd.	Canada
Grakon Vehicle Components (Donggaun) Co., Ltd.	China
Grakon BMAC Holdings, Limited	United Kingdom
Hermans Nordic Lights GmbH	Germany
Hetronic International, Inc.	Delaware
Hetronic Italy S.R.L.	Italy
Hetronic Swiss AG	Switzerland
Hetronic USA, Inc.	Delaware
IRU Resources S.A. De C.V.	Mexico
KBA, Inc.	Delaware
M Aviation LLC	Delaware
M Aviation Real Estate LLC	Delaware
M Real Estate, LLC	Delaware
Methode Development Company	Delaware
Methode Data Solutions Group Europe, Ltd	Malta
Methode Electronics Asia Pte, Ltd.	Singapore
Methode Electronics Belgium S.A. Methode Electronics Egypt, Ltd. Methode Electronics Far East Pte., Ltd.	Belgium Egypt Singapore
Methode Electronics India, Private Ltd.	India
Methode Electronics International GmbH	Germany
Methode Electronics Malta Holdings Ltd.	Malta
Methode Electronics Malta Ltd.	Malta
Methode Electronics Malta Mriehel Limited	Malta
Methode Electronics Mediterranean Company Ltd.	Malta
Methode Electronics (Suzhou) Co. Ltd.	China
Methode Electronics (Shanghai) Co. Ltd.	China
Methode Electronics U.K. Ltd.	United Kingdom
Methode Mexico, S.A. de C.V.	Mexico
Methode Surface Treatment (Zhenjiang), Co., Ltd.	China
Montana Bidco Oy	Finland
Nordic Lights Group Oyj	Finland
Nordic Lights Oy	Finland
Nordic Lights NA, Inc. Nordic Lights (Suzhou) Co., Ltd.	Delaware China
Pacific Insight Electronics Corp.	Canada
Pacific Insight Electronics USA Corp.	Michigan
Pacific Insight Mexico S.A. de C.V.	Mexico
Procoplast S.A.	Belgium

Proco-Immo S.A.	Belgium
TouchSensor Technologies, L.L.C.	Delaware
Translec Limited Universal Resources de Mexico, S.A. de C.V.	United Kingdom Mexico

(1)
All subsidiaries are 100% owned, except Alsentis LLC which is 11.5% owned.